EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2010, relating to the consolidated financial statements of Sun Hydraulics Corporation for the year ended January 2, 2010, which appears in the Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Kirkland, Russ, Murphy and Tapp, P.A

Kirkland, Russ, Murphy, & Tapp, P.A.
November 9, 2012
Clearwater, FL